UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 1    Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On February 5, 2019, Allegiant Travel Company (the “Company”) issued a press release (the “Press Release”) announcing that it has entered into a Credit and Guaranty Agreement with certain of its subsidiaries, excluding Sunseeker Resorts, Inc., as guarantors (the “Term Loan Guarantors”), certain lenders and Barclays Bank PLC as administrative agent, syndication agent and lead arranger. Under the Credit and Guaranty Agreement the Company has borrowed $450,000,000 (the “Term Loan”), guaranteed by the Term Loan Guarantors, which loan is secured by substantially all property and assets of the Company and the Term Loan Guarantors, excluding aircraft and aircraft engines, and excluding certain other assets. The Term Loan has a five-year term and bears interest based on the London Interbank Offered Rate or alternate base rate, which rate is LIBOR + 4.5% or the alternate base rate + 3.5%, respectively, subject to certain adjustments. The Term Loan provides for payment of interest quarterly along with quarterly payments of principal in the amount of $1,125,000 per quarter.
The Credit and Guaranty Agreement contains customary covenants limiting the ability of the Company and its subsidiaries to, among other things, make certain types of payments, including paying dividends, incur debt or liens, merge or consolidate with others, dispose of assets, enter into certain transactions with affiliates, engage in certain business activities or make certain investments. In addition, the Credit and Guaranty Agreement contains customary financial covenants, including requiring the Company, at the end of each calendar quarter, to maintain a maximum total leverage ratio of 5.00:1.00 and to maintain a minimum aggregate amount of liquidity of $300,000,000. The Credit and Guaranty Agreement contains various events of default (including failure to comply with the covenants under the Credit and Guaranty Agreement), and upon an event of default the lenders may, subject to various customary cure rights, require the immediate payment to them of all amounts outstanding under the Term Loan. The Company will use the proceeds of the Term Loan to prepay or purchase existing indebtedness of the Company and for working capital or other general corporate purposes.
The foregoing description of the Credit and Guaranty Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Credit and Guaranty Agreement, filed as Exhibit 10.01 to this Current Report on Form 8-K and which is incorporated by reference herein.
A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 2    Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Section 8    Other Events

Item 8.01    Other Events

The Press Release also announced that with respect to the Company’s 5.50% Senior Notes due 2019 (the “Notes”) the Company, the subsidiary guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture, dated as of June 13, 2014 (as amended, the “Indenture”), which governs the Notes, have executed the Third Supplemental Indenture, dated as of February 5, 2019 (the “Third Supplemental Indenture”), which supplements the Indenture to effect the proposed amendments (the “Proposed Amendments”) to the Indenture set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated as of January 9, 2019, and the related Consent and Letter of Transmittal (collectively, the “Offer to Purchase and Consent Solicitation Materials”) in connection with the Notes. The Third Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Press Release also announced that the Company has purchased $345,809,000 aggregate principal amount of its outstanding Notes validly tendered (and not validly withdrawn) by 5:00 p.m., New York City time, on January 23, 2019 (the “Early Tender Deadline”), pursuant to the Company’s tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding Notes and solicitation of consents (the “Consent Solicitation”) to the Proposed Amendments to the Indenture, as set forth in the Offer to Purchase and Consent Solicitation Materials. The Proposed Amendments eliminate most of the restrictive covenants and certain events of default applicable to the Notes, reduce the minimum notice period required for redemptions of the Notes from 30 days as currently required by the Indenture to three business days and amend certain other provisions applicable to the Notes.
The Third Supplemental Indenture became effective upon its execution and delivery by the Company, the Guarantors and the Trustee, and the Proposed Amendments became operative upon the Company’s purchase of $345,809,000 aggregate principal amount of its outstanding Notes validly tendered (and not validly withdrawn) prior to the Early Tender Deadline, as set forth above, on February 5, 2019, which constitutes the Initial Settlement Date for the Tender Offer, as set forth in the Offer to Purchase and Consent Solicitation Materials.
The terms and conditions of the Tender Offer and Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Materials. This Current Report on Form 8-K does not constitute an offer to purchase or a solicitation of consents with respect to the Notes or any other securities of the Company. The Company is making the Tender Offer and Consent Solicitation only in jurisdictions in which it is permitted to do so pursuant to applicable law.

Section 9    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits

Exhibit No.	Description of Document

4.1	Third Supplemental Indenture, dated as of February 5, 2019, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1
Credit and Guaranty Agreement, dated as of February 5, 2019, among the Company, as borrower, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Barclays PLC, as administrative agent, syndication agent and lead arranger.

99.1
Press Release of Allegiant Travel Company Announcing Closing of Term Loan Facility and Initial Settlement Date in Connection with Tender Offer and Consent Solicitation for its 5.50% Senior Notes due 2019, issued February 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
	Name:	Scott Sheldon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Third Supplemental Indenture, dated as of February 5, 2019, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1
Credit and Guaranty Agreement, dated as of February 5, 2019, among the Company, as borrower, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Barclays PLC, as administrative agent, syndication agent and lead arranger.

99.1
Press Release of Allegiant Travel Company Announcing Closing of Term Loan Facility and Initial Settlement Date in Connection with Tender Offer and Consent Solicitation for its 5.50% Senior Notes due 2019, issued February 5, 2019.